NEW YORK LIFE INVESTMENTS ACTIVE ETF TRUST 485BPOS

Exhibit (e)(2)

AUTHORIZED PARTICIPANT AGREEMENT

FOR

New York Life Investments Active ETF Trust

New York Life Investment ETF Trust

This Authorized Participant Agreement (this “Agreement”) is entered into by and between ALPS Distributors, Inc. (the “Distributor”) and ________________________________ (the “Authorized Participant” or the “AP”) and is subject to acceptance by The Bank of New York Mellon (the “BNYM ETF Administrator” or the “Transfer Agent”). The Transfer Agent serves as the transfer agent for the New York Life Investments Active ETF Trust and the New York Life Investments ETF Trust (each a “Trust”) and is a Receipt Agent as that term is defined in the rules of the National Securities Clearing Corporation (“NSCC”). The Distributor, the Transfer Agent and the Authorized Participant acknowledge and agree that each Trust shall be a third-party beneficiary of this Agreement and shall receive the benefits contemplated by this Agreement, to the extent specified herein. The Distributor has been retained to provide services as principal underwriter of each Trust acting on an agency basis in connection with the sale and distribution of shares of beneficial interest, no par value (sometimes referred to as “Shares”), of each of the separate investment portfolios of each Trust (each such portfolio a “Fund” and collectively, the “Funds”) named on Annex I to this Agreement, as it may be amended from time to time.

As specified in each Trust’s prospectus and statement of additional information (“SAI”) incorporated therein (collectively, the “Prospectus”) included as part of each Trust’s registration statement, as amended, on Form N-1A (“Registration Statement”), the Shares of any Fund offered thereby may be purchased or redeemed only in aggregations of a specified number of Shares referred to therein and herein as a “Creation Unit.” All references to “cash” shall refer to U.S. Dollars (“USD”). The number of Shares constituting a Creation Unit of each Fund is set forth in the Prospectus. Creation Units of Shares may be purchased only by or through an Authorized Participant that has entered into an Authorized Participant Agreement with the Distributor. The Prospectus provides that Creation Units generally will be sold in exchange for an in-kind deposit of a designated portfolio of equity and/or fixed-income securities, as the case may be (the “Deposit Securities”) and/or an amount of cash computed as described in the Prospectus (the “Cash Component”), plus a purchase “Transaction Fee” as described in the Prospectus, delivered to each Trust by the Authorized Participant for its own account or acting on behalf of another party. Together, the Deposit Securities and the Cash Component constitute the “Fund Deposit.” References to the Prospectus are to the then-current Prospectus as it may be supplemented or amended from time to time Capitalized terms not otherwise defined herein are used herein as defined in the Prospectus.

This Agreement is intended to set forth certain premises and the procedures by which the Authorized Participant may purchase and/or redeem Creation Units of Shares (i) through the Continuous Net Settlement (“CNS”) clearing processes of NSCC as such processes have been enhanced to effect purchases and redemptions of Creation Units, such processes being referred to herein as the “CNS Clearing Process,” or (ii) outside the CNS Clearing Process (i.e., through the manual process of The Depository Trust Company (“DTC”) (the “DTC Process”). The procedures for processing an order to purchase Shares (each a “Purchase Order”) and an order to redeem Shares (each a “Redemption Order”) are described in Annex II to this Agreement. All Purchase and Redemption Orders must be made pursuant to the procedures set forth in Annex II hereto, as it may be amended by each Trust from time to time as set forth in Section 17 herein. An Authorized Participant may not cancel a Purchase Order or a Redemption Order after the Fund’s order window cut-off time in accordance with Annex II hereto.

Exhibit (e)(2)

Nothing in this Agreement shall obligate the Authorized Participant to create or redeem one or more Creation Units of Shares or to sell, offer or promote the Shares.

The parties hereto in consideration of the premises and of the mutual agreements contained herein agree as follows:

1. STATUS OF AUTHORIZED PARTICIPANT AND DISTRIBUTOR.

(a) The Authorized Participant hereby represents, covenants and warrants that with respect to Purchase Orders or Redemption Orders of Creation Units of Shares of any Fund (i) through the CNS Clearing Process, it is a member of NSCC and an authorized participant in the CNS System of NSCC (as defined in each Fund’s Prospectus, a “Participating Party”), and/or (ii) outside the CNS Clearing Process, it is a DTC Participant (as defined in the Fund’s Prospectus, a “DTC Participant”). Any change in the foregoing status of the Authorized Participant shall automatically terminate this Agreement, and the Authorized Participant shall give prompt written notice to the Distributor or the Transfer Agent of such change. The Authorized Participant may place Purchase Orders or Redemption Orders for Creation Units either through the CNS Clearing Process or outside the CNS Clearing Process, subject to the procedures for purchase and redemption set forth in this Agreement, including Annex II hereto (“Execution of Orders”).

(b) The Authorized Participant and the Distributor each represent and warrant that it (i) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (“the “1934 Act”); (ii) is qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business with respect to this Agreement; and (iii) is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”), and the Authorized Participant agrees that it will maintain such registrations, qualifications and membership in good standing and in full force and effect throughout the term of this Agreement. The Authorized Participant and the Distributor each agrees to comply in all material respects with all applicable U.S. federal securities laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder and to comply in all material respects with the Constitution, By-Laws and Conduct Rules of the FINRA, to the extent such law, rules and regulations relate to each party’s obligations under this Agreement. Each of the Participant and the Distributor further represent and warrant that it will not offer or sell or promote Shares of any Fund of each Trust in any state or jurisdiction where they may not lawfully be offered and/or sold. In the case of a non-U.S. Authorized Participant, such Authorized Participant must meet the criteria set forth in 1(b)(i) through (iii) above in order to be authorized to enter into this Agreement.

(c) If the Authorized Participant is offering or selling Shares of any Fund of each Trust in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered, qualified, or a member of FINRA as set forth above, the Authorized Participant nevertheless agrees (i) to observe the applicable laws of the jurisdiction in which such offer and/or sale is made; (ii) to comply with applicable disclosure requirements of the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder; and (iii) to conduct its business in accordance with the spirit of NASD Conduct Rules (or of comparable FINRA Conduct Rules, if such NASD Conduct Rules are subsequently repealed, rescinded or otherwise replaced by FINRA Conduct Rules).

Exhibit (e)(2)

(d) The Authorized Participant represents, covenants and warrants that it has implemented, and agrees to maintain an anti-money laundering program(the “AML Program”) reasonably designed to comply with all applicable anti-money laundering laws and regulations, including but not limited to the Bank Secrecy Act of 1970 and the USA PATRIOT Act of 2001 (the “USA PATRIOT Act”), each as amended from time to time, and any rules adopted thereunder and/or any applicable anti-money laundering laws and regulations of other jurisdictions where the Authorized Participant conducts business, and any rules adopted thereunder or guidelines issued, administered or enforced by any governmental agency. The Authorized Participant further represents and warrants that its AML Program includes, at a minimum, written policies, procedures and internal controls reasonably designed to (i) prevent, detect and report money laundering, and (ii) identify and verify through appropriate due diligence each of its clients that purchases Creation Units or Shares. The Authorized Participant further represents and warrants that its AML Program includes written policies, a designated compliance officer, ongoing training for employees, procedures for detecting and reporting suspicious transactions, and an independent audit to test the implementation of the program.

(e) The Authorized Participant represents, covenants and warrants that it and/or its affiliates, or any party hired by it will not offer or distribute any Creation Units or any Shares to a client, including any government, entity or individual, where such an offer or distribution would be prohibited under the laws, rules, regulations, edicts, orders or resolutions of the United Nations, the European Union, the United Kingdom, the United States, or any other jurisdiction in which it is located, including but not limited to an offer or distribution of Creation Units or Shares to any government, entity or individual within Iran, Cuba, Sudan, North Korea, Syria, the Crimea region of Ukraine, or any other jurisdiction that becomes subject to a comprehensive trade embargo by the United Nations, EU, UK, or the United States, or to any person or entity listed on the Specially Designated Nationals and Blocked Persons List or the Foreign Sanctions Evaders List administered by the United States Department of the Treasury, as such programs and lists may be amended from time to time, or other blacklist administered by an agency of an applicable jurisdiction including an agency of the United States, the United Kingdom, or the United Nations.

(f) The Authorized Participant represents, covenants and warrants that it has implemented and shall maintain policies, procedures and internal controls reasonably designed to prevent and detect violations by those acting on its behalf of any applicable anti-corruption laws or regulations including self-regulatory organization regulations; giving money or anything of value to obtain or retain business or favorable treatment; and making any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any person, including but not limited to domestic or foreign government officials or employees, customers and commercial counterparties.

(g) The Authorized Participant represents, covenants and warrants that neither it nor anyone acting on its behalf will, in connection with this agreement, make or authorize, directly or indirectly: (i) any improper payment or promise to pay, or (ii) any gift or promise to give any money or anything of value to any governmental official, customer, or commercial counterparty for the purpose of improperly influencing any official act or decision of such official, customer, or commercial counterparty or inducing him or her to use his or her influence improperly.

Exhibit (e)(2)

(h) The Authorized Participant represents and warrants that it has not received notice of, and is not otherwise aware of, any claim, action, suit, proceedings, or investigation involving it with respect to laws or regulations regarding anti-money laundering, sanctions, or anti-corruption.

(i) The Authorized Participant understands and acknowledges that the method by which Creation Units will be created and traded may raise certain issues under applicable securities laws. For example, because new Creation Units may be issued and sold by each Trust on an ongoing basis, depending upon the facts and circumstances, at any point a “distribution,” as such term is used in the 1933 Act, may be deemed to have occurred at any point. The Authorized Participant understands and acknowledges that some activities on its part, depending on the circumstances and under certain possible interpretations of applicable law, may result in its being deemed a participant in a distribution in a manner which could subject it to the prospectus delivery and related provisions of the 1933 Act that normally would be applicable to a statutory underwriter. The Authorized Participant should review the “Continuous Offering” section of the SAI and consult with its own counsel in connection with entering into this Agreement and placing an Order (defined below). The Authorized Participant also understands and acknowledges that dealers who are not “underwriters” but are effecting transactions in Shares, whether or not participating in the distribution of Shares, may be required to deliver a prospectus.

(j) The Authorized Participant has the capability to send and receive authenticated communications to and from (i) the Distributor, (ii) the Custodian (as defined below in Section 5 hereof), (iii) the Subcustodian (as defined below in Section 5 hereof) in the case of International Funds (see Section 7(b) below), and (iv) the Authorized Participant’s custodian. The Authorized Participant shall confirm such capability to the satisfaction of the Distributor, the Custodian and the Subcustodian prior to placing its first order with the BNYM ETF Administrator (whether it is a Purchase Order or a Redemption Order).

2. EXECUTION OF PURCHASE ORDERS AND REDEMPTION ORDERS.

(a) All Purchase Orders or Redemption Orders shall be made in accordance with the terms of the Prospectus and, where applicable, the procedures described in Annex II hereto. Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it. In the event of a conflict between the Prospectus and this Agreement, the Prospectus shall control. It is contemplated that the telephone lines used by the BNYM ETF Administrator or the Transfer Agent will be recorded, and the Authorized Participant hereby consents to the recording of all calls with the BNYM ETF Administrator and the Distributor in connection with the purchase and redemption of Creation Units, provided that the Transfer Agent and the Distributor, as applicable, shall promptly provide copies of recordings of any such calls to the Authorized Participant upon the request of the Authorized Participant, unless such recordings have been erased or destroyed prior to receipt of such request in the normal course of business in accordance with the recording party’s general record keeping policies and procedures. The parties agree that either party may use such recordings in connection with any dispute or proceeding relating to this Agreement. Each Trust reserves the right to issue additional or other procedures relating to the manner of purchasing or redeeming Creation Units and the Authorized Participant agrees to comply with such procedures as may be issued from time to time, upon reasonable notice thereof, including but not limited to the Cash Collateral Settlement Procedures that are referenced in Annex II hereto.

Exhibit (e)(2)

(b) The Distributor and the Transfer Agent on behalf of each Trust each agrees to undertake commercially reasonable efforts to accommodate requests by the Authorized Participant to cancel any Purchase Order or Redemption Order. Nonetheless, the Authorized Participant acknowledges and agrees that delivery of a Purchase Order or Redemption Order shall be irrevocable upon the Authorized Participant’s submission of such Order in accordance with Annex II hereto; provided that each Trust and the Distributor on behalf of each Trust reserves the right to reject any Purchase Order in accordance with the terms of the Prospectus and related documents until the trade is released as described in Annex II hereto and any Redemption Order that is not in “proper form” as defined in the Prospectus.

(c) With respect to any Redemption Order, the Authorized Participant also acknowledges and agrees to return to each Trust any dividend, interest, distribution or other corporate action paid to it in respect of any Deposit Security that is transferred to the Authorized Participant that, based on the valuation of such Deposit Security at the time of transfer, should, in accordance with the terms of the instrument or corporate action and industry custom in the applicable market, have been paid to each Trust. With respect to any Redemption Order, the Authorized Participant also acknowledges and agrees that, alternatively, each Trust is entitled to reduce the amount of money or other proceeds due to the Authorized Participant by an amount equal to any dividend, interest, distribution or other corporate action to be paid to it in respect of any Deposit Security that is transferred to the Authorized Participant that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Fund. With respect to any Purchase Order, the Transfer Agent, on behalf of each Trust, acknowledges and agrees to return to the Authorized Participant any dividend, interest, distribution or other corporate action paid to each Trust in respect of any Deposit Security that is transferred to each Trust that, based on the valuation of such Deposit Security at the time of transfer, should, based on the valuation of such Deposit Security at the time of transfer, have been paid to the Authorized Participant. Likewise, with respect to any Purchase Order, the Authorized Participant acknowledges and agrees to return to each Trust any dividend, interest, distribution or other corporate action paid to it in respect of any Deposit Security that is transferred to the Authorized Participant that, based on the valuation of such Deposit Security at the time of transfer, should, in accordance with the terms of the instrument or corporate action and industry custom in the applicable market, have been paid to each Trust. With respect to any Purchase Order, the Transfer Agent, on behalf of each Trust, also acknowledges and agrees that the Authorized Participant is entitled to reduce the amount of money or other proceeds due to each Trust by an amount equal to any dividend, interest, distribution or other corporate action to be paid to it in respect of any Deposit Security that is transferred to each Trust that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Authorized Participant.

3. NSCC.

Solely with respect to Purchase Orders or Redemption Orders effected through the CNS Clearing Process, the Authorized Participant, as a Participating Party, hereby authorizes the Transfer Agent to transmit to the NSCC on behalf of the Authorized Participant such instructions, including amounts of the Deposit Securities and Cash Component as are necessary, consistent with the instructions issued by the Authorized Participant to the BNYM ETF Administrator. The Authorized Participant agrees to be bound by the terms of such instructions issued by the Transfer Agent and reported to NSCC as though such instructions were issued by the Authorized Participant directly to NSCC.

Exhibit (e)(2)

4. PROSPECTUS, MARKETING MATERIALS AND REPRESENTATIONS.

(a) The Distributor will provide to the Authorized Participant copies of the then-current Prospectus or summary prospectus, if applicable and any printed supplemental information in reasonable quantities upon request. The Distributor represents, warrants and agrees that it will promptly notify the Authorized Participant when a revised, supplemented or amended Prospectus for any Fund is available and deliver or otherwise make available to the Authorized Participant copies of such revised, supplemented or amended Prospectus or summary prospectus at such time and in such numbers as the Authorized Participant may reasonably request so as to enable the Authorized Participant to comply with any obligation it may have to deliver such Prospectus and/or summary prospectus to customers. The Distributor will make such revised, supplemented or amended Prospectus available to the Authorized Participant no later than its effective date. The Distributor shall be deemed to have complied with this Section 4 when the Authorized Participant has received such revised, supplemented or amended Prospectus or summary prospectus by e-mail at [insert e-mail address], in printable form, with such number of hard copies as may be agreed from time to time by the parties promptly thereafter. The Authorized Participant represents, warrants and agrees that it shall deliver the then-current Prospectus or summary prospectus to its customers in connection with the purchase of Shares in accordance with 1933 Act prospectus delivery requirements. The Authorized Participant agrees, at the request of the Distributor, to deliver proxy material, annual and other reports of the Funds or other similar information that the Funds are obligated to deliver to their shareholders to the Authorized Participant’s customers that custody Shares with the Authorized Participant, after receipt from the Funds or the Distributor of sufficient quantities to allow mailing thereof to such customers.

(b) The Distributor represents that (i) the Registration Statement and the Prospectus contained therein each conforms in all material respects to the requirements of the 1933 Act, and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) thereunder; (ii) the sale and distribution of the Shares as contemplated herein will not conflict with or result in a breach or violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over each Trust, any Fund or the Distributor; and (iii) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Shares, except the registration under the 1933 Act of the Shares, which has occurred and is in effect for the Shares and each Trust; (iv) the Registration Statement has been declared effective by the SEC under the 1933 Act and the Investment Company Act of 1940, as amended (the “1940 Act”), and the SEC has not issued any stop order or other order or notice preventing or suspending the use of the Registration Statement or the Prospectus, and no proceedings for such purpose have been instituted, are pending or, to the best of their knowledge, are being contemplated or threatened by the SEC; (v) prior to the launch of each Fund, such Fund’s Shares have been approved for listing on a U.S. national securities exchange; and (vi) all marketing and promotional materials prepared by each Trust, the Distributor, the Funds’ adviser or any of their agents on their behalf, or to be prepared by any of them in the future and provided to the Authorized Participant in connection with the offer and sale of Shares, comply with applicable law, including without limitation, as applicable, the provisions of the 1933 Act, FINRA’s marketing rules, and the rules and regulations of the SEC.

Exhibit (e)(2)

(c) The Authorized Participant represents, warrants and agrees that it will not make any representations concerning Shares other than those that are consistent with each Trust’s then-current Prospectus or in any promotional materials or sales literature furnished to the Authorized Participant by the Distributor. Subject to Section 4(d) below, the Authorized Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to Shares, including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials (“Marketing Materials), except such information and materials as may be furnished to the Authorized Participant by the Distributor and such other information and materials as may be approved in writing by the Distributor. The Authorized Participant understands that neither each Trust nor any of its Funds will be advertised or marketed as an open-end investment company (i.e., as a mutual fund), which offers redeemable securities, and that any advertising materials will prominently disclose that the Shares are not individually redeemable shares of each Trust. In addition, the Authorized Participant understands that any advertising material that addresses redemptions of Shares, including the Prospectus, will disclose that the owners of Shares may acquire Shares and tender Shares for redemption to each Trust in whole Creation Units only.

(d) Notwithstanding the foregoing, the Authorized Participant may, without the written approval of the Distributor, prepare and circulate, in the regular course of its business, sales commentary and research reports that include information, opinions or recommendations relating to Shares (i) for public dissemination, provided that such sales commentary and research reports compare the relative merits and benefits of Shares with other products and are not used for purposes of marketing Shares and (ii) for internal use by the Authorized Participant. The Authorized Participant may without the written approval of each Trust or the Distributor prepare and circulate in the regular course of its business or for internal use, research reports (as such term is defined in NYSE Communications Rule 472), institutional communications and correspondence (as such terms are defined in FINRA Rule 2210 or any successor rule) and other similar materials that include information, opinions or recommendations relating to Shares (the “Authorized Participant Institutional Communications”), provided that such Authorized Participant Institutional Communications comply with applicable FINRA Rules and any successor rules thereto. Neither the Distributor, each Trust nor the Transfer Agent shall have any liability or responsibility for such research reports and materials.

(e) The Distributor agrees to cooperate with the Authorized Participant in carrying out its reasonable due diligence with respect to this Agreement. For the avoidance of doubt, the Authorized Participant shall bear its own expenses incurred in connection with such due diligence investigation.

(f) Except as required by court order or requested by any regulatory or self-regulatory authority of competent jurisdiction, the Distributor and the Transfer Agent each agrees that it will not, without prior written consent of the Authorized Participant, use in advertising or publicity the name of the Authorized Participant or any affiliate of the Authorized Participant, any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the Authorized Participant or any of its affiliates or represent, directly or indirectly, that any product or any service provided or distributed by each Trust or the Distributor has been approved or endorsed by the Authorized Participant or any of its affiliates or that the Authorized Participant acts as underwriter, distributor or selling group member with respect to the Shares. This provision shall survive termination or expiration of this Agreement.

Exhibit (e)(2)

(g) The Distributor, on its own behalf and on behalf of each Trust, agrees, for as long as this Agreement is effective, not to identify or name the Authorized Participant in the Registration Statement (except to the extent the Authorized Participant is named as a 5% beneficial owner in response to Item 18(b) of Form N-1A, if applicable), the Prospectus or in any Marketing Materials for any Series without the prior written consent of the Authorized Participant, which consent shall not be unreasonably withheld. If the Authorized Participant agrees to be identified in any of such documents, upon the termination of this Agreement, (i) the Distributor shall remove any reference to the Authorized Participant from such documents and (ii) the Distributor shall promptly update each Trust’s and the Distributors’ respective websites to remove any identification of the Authorized Participant as an authorized participant of each Trust.

5. SUBCUSTODIAN ACCOUNT.

The Authorized Participant understands and agrees that in the case of each International Fund, each Trust has caused The Bank of New York Mellon acting in its capacity as each Trust’s custodian (“Custodian”) to maintain with the applicable subcustodian (“Subcustodian”) for such Fund an account in the relevant foreign jurisdiction to which the Authorized Participant shall deliver or cause to be delivered in connection with the purchase of a Creation Unit the securities (see Annex IV) and any other cash amounts (or the cash value of all or a part of such securities, in the case of a permitted or required cash purchase or “cash in lieu” amount), with any appropriate adjustments as advised by such Fund, in accordance with the terms and conditions applicable to such account in such jurisdiction.

6. TITLE TO SECURITIES; RESTRICTED SHARES.

The Authorized Participant represents that upon delivery of a portfolio of Deposit Securities to the Custodian and/or the relevant Subcustodian in accordance with the terms of the Prospectus, (i) each Trust will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such securities imposed by (a) any agreement or arrangement entered into by the Authorized Participant in connection with a Purchase Order (including, but not limited to, any repurchase agreement or securities lending or borrowing agreement) or (b) any provision of the 1933 Act, and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction and (ii) no such securities are “restricted securities” as such term is used in Rule 144(a)(3)(i) promulgated under the 1933 Act in the hands of the Authorized Participant immediately prior to any such delivery. The representation provided in this Section 6 excludes restrictions due to the status of each Trust or any Fund as an “affiliate” of such issuer of the Deposit Securities under Rule 144 under the 1933 Act.

Exhibit (e)(2)

The Authorized Participant represents that it is a qualified institutional buyer as defined in Rule 144A(a) under the 1933 Act.

7. CASH COMPONENT AND FEES.

(a)       For Funds that Invest in Securities traded on U.S. Exchanges (“Domestic Funds”): The Authorized Participant hereby agrees that in connection with a Purchase Order for any Domestic Fund, it will make available in same day funds for each purchase of Shares an amount of cash sufficient to pay the Cash Component and any other amounts of cash due to each Trust in connection with the purchase of any Creation Unit of Shares (including the purchase Transaction Fee for in-kind and cash purchases and the additional variable charge for cash purchases (when, in the sole discretion of each Trust, cash purchases are available or specified as described in the Prospectus)) (the “Cash Amount”) which shall be made through DTC to an account maintained by the Custodian and shall be provided in same day or immediately available funds on or before the settlement date in accordance with each Trust’s Prospectus (“Contractual Settlement Date”). The Authorized Participant hereby agrees to ensure that the Cash Amount will be received by each Trust on or before the Contractual Settlement Date, and in the event payment of such Cash Amount has not been made by such Contractual Settlement Date, the Authorized Participant agrees, in connection with a Purchase Order, to pay the full cash amount, plus interest, computed at such reasonable rate as may be specified by each Trust from time to time. Each Trust reserves the right to revoke acceptance of any Purchase Order in the event payment of the Cash Amount has not been made by such Contractual Settlement Date.

(b)       For Funds that Invest in Securities traded on Non-U.S. Exchanges (“International Funds”): The Authorized Participant hereby agrees that in connection with a Purchase Order for any International Fund, it will make available in same day funds for each purchase of Shares the Cash Amount as described in Section 7(a) above which shall be made via Fed Funds Wire to an account maintained by the Custodian and shall be provided in same day or immediately available funds at least one business day before the Contractual Settlement Date, unless otherwise agreed to by the parties. The Authorized Participant hereby agrees to ensure that the Cash Amount will be received by each Trust on or before the Contractual Settlement Date, and in the event payment of such Cash Amount has not been made by such Contractual Settlement Date, the Authorized Participant agrees, in connection with a Purchase Order, to pay the full Cash Amount, plus interest, computed at such reasonable rate as may be specified by each Trust from time to time. Each Trust reserves the right to revoke acceptance of any Purchase Order in the event payment of the Cash Amount has not been made by such Contractual Settlement Date.

8. ROLE OF AUTHORIZED PARTICIPANT; PROXY.

(a) Each party acknowledges and agrees that for all purposes of this Agreement, the Authorized Participant will be deemed to be an independent contractor, and will have no authority to act as agent for each Trust, any Fund, the Distributor, the Custodian, the Subcustodian or the Transfer Agent in any matter or in any respect. The Authorized Participant agrees to make itself and its employees available, upon request, during normal business hours to consult with each Trust, the Distributor, the Custodian, the Subcustodian, the Transfer Agent or the Authorized Participant’s custodian or their designees concerning the performance of the Authorized Participant’s responsibilities under this Agreement.

Exhibit (e)(2)

(b) In executing this Agreement, the Authorized Participant agrees that it shall be bound by the applicable obligations of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.

(c) The Authorized Participant agrees, to the extent required by applicable law, to maintain records of all sales of Shares made by or through it and to furnish copies of such records to each Trust or the Distributor upon the reasonable written request of each Trust or the Distributor, subject to its applicable customer information protection rules, regulations, internal policies and undertakings to maintain such information in confidence.

(d) Agent for Proxy. The Authorized Participant represents, covenants and warrants that, from time to time, it may be a Beneficial Owner or legal owner of Shares (as that term is defined in Rule 16a-1(a)(2) of the 1934 Act). The Authorized Participant agrees to irrevocably appoint the Distributor as its agent and proxy with full authorization and power to vote (or abstain from voting) its beneficially or legally owned Shares which the Authorized Participant has not rehypothecated and which the Authorized Participant is or may be entitled to vote at any meeting of shareholders of a Fund held after the effective date of this Agreement, whether annual or special and whether or not an adjourned meeting, or, if applicable, to give written consent with respect thereto. The Distributor shall vote (or abstain from voting) such Shares in accordance with Distributor’s proxy voting policies and procedures, with complete independence from and without any regard to any views, statements or interests of the Authorized Participant, its affiliates or any other person. The Authorized Participant acknowledges that the Distributor will not exercise discretion or otherwise provide advice or guidance to the Authorized Participant or any other party in connection with any vote (or abstention thereof). The Distributor may carry out its responsibilities hereunder through an agent, nominee, attorney or such other third party as it deems necessary or appropriate, to the extent allowable pursuant to applicable law.

(e) For purposes of this Section 8, beneficially owned Shares shall not include those Shares for which the Authorized Participant is the record owner but which are held for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business, unless the Authorized Participant instructs the Distributor in writing otherwise. The Authorized Participant acknowledges that the Distributor will not exercise the voting rights applicable to such Shares unless the Authorized Participant instructs the Distributor in writing otherwise. For the avoidance of doubt, it shall be the responsibility of the Authorized Participant to instruct the Distributor in writing as to which Shares will/will not be voted by the agent and proxy pursuant to this Section. The Authorized Participant represents that it has all the necessary legal power and authority to vote, and to appoint an agent and proxy to vote, all such Shares as contemplated herein. The Authorized Participant hereby agrees to indemnify and hold harmless the Distributor from and against any loss, liability, cost or expense suffered or incurred by such Distributor resulting directly from losses, liabilities or expenses resulting from this Proxy other than those arising from the gross negligence, bad faith or willful misconduct of the Distributor.

Exhibit (e)(2)

(f) The Distributor, as proxy for the Authorized Participant hereunder: (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys in any lawful manner deemed appropriate by it, including in writing, by telephone, facsimile, electronically (including through the internet) or otherwise. The powers of such agent and proxy shall include (without limiting its general powers hereunder) the power to receive and waive any notice of any meeting on behalf of the Authorized Participant. The Distributor may terminate this irrevocable proxy (i.e., Sections 8(d) through 8(f)) after sixty (60) days written notice to the Authorized Participant and termination of this irrevocable proxy by itself shall not serve to terminate the Agreement.

9. AUTHORIZED PERSONS OF THE AUTHORIZED PARTICIPANT.

Concurrently with the execution of this Agreement and from time to time thereafter as may be requested by each Trust or the Distributor, the Authorized Participant shall deliver to the Distributor and each Trust, with copies to the Transfer Agent at the address specified below, duly certified as appropriate by its Secretary or other duly authorized official, a certificate substantially in the form attached hereto as Annex III to this Agreement, setting forth the names and signatures of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Authorized Participant (each such person an “Authorized Person”). Such certificate may be accepted and relied upon by the Distributor and the Transfer Agent as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Distributor and the Transfer Agent of a superseding certificate bearing a subsequent date (or the termination of this Agreement, if earlier). Upon the termination or revocation of authority of such Authorized Person by the Authorized Participant, the Authorized Participant shall give prompt written notice of such fact to the Distributor and the Transfer Agent and such notice shall be effective upon receipt by the Distributor and Transfer Agent. The Transfer Agent shall issue to each Authorized Participant a unique personal identification number (“PIN”) by which such Authorized Participant shall be identified and instructions issued by the Authorized Participant hereunder shall be authenticated. The PIN shall be kept confidential and only provided to Authorized Persons. If after issuance, an Authorized Participant’s PIN is changed, the new PIN will become effective on a date mutually agreed upon by the Authorized Participant and the Transfer Agent. The Transfer Agent agrees promptly to cancel the PIN assigned to an Authorized Person upon receipt of notice from the Authorized Participant that an Authorized Person’s authority to act for it has been terminated.

10. REDEMPTION.

(a) The Authorized Participant understands and agrees that Redemption Orders may be submitted only on days that the U.S. stock exchange where the Shares are principally listed (as specified in the Prospectus) (the “Listing Exchange”) is open for trading or business.

(b) The Authorized Participant represents, covenants and warrants that upon submission of a redemption request such redemption request complies with the terms of the then current Prospectus.

Exhibit (e)(2)

11. BENEFICIAL OWNERSHIP.

(a) The Authorized Participant represents and warrants to the Distributor and each Trust that (based upon the number of outstanding Shares of each such Fund made publicly available by each Trust) (i) it does not, and will not in the future, hold for the account of any single Beneficial Owner of Shares of the relevant Fund, eighty percent (80%) or more of the currently outstanding Shares of such relevant Fund, so as to cause the Fund to have a basis in the portfolio securities deposited with the Fund different from the fair market value of such portfolio securities on the date of such deposit, pursuant to section 351 of the Internal Revenue Code of 1986, as amended, and (ii) when carrying Deposit Securities as a dealer and as inventory in connection with its market making activities, the Deposit Securities will be subject to the mark to market requirements of Section 475 of the Internal Revenue Code of 1986, as amended, and pursuant to Section 475 it will adjust the value of the Deposit Securities to their fair market value immediately prior to any purchase of Creation Units from a Fund(s).

(b) Each Trust, the Distributor and the Transfer Agent shall have the right to reasonably require information from the Authorized Participant regarding Share ownership of each Fund (if the Authorized Participant does not provide the representation in Section 11(a)(ii) above) and to rely thereon to the extent necessary to make a determination regarding ownership of eighty percent (80%) or more of the currently outstanding Shares of any Fund by a Beneficial Owner as a condition to the acceptance of a deposit of Deposit Securities.

12. INDEMNIFICATION.

This Section 12 shall survive the termination of this Agreement.

(a) The Authorized Participant hereby agrees to indemnify and hold harmless the Distributor, each Trust, the Transfer Agent and their respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an “AP Indemnified Party”) from and against any loss, liability, damage and reasonable cost and expense (including reasonable attorneys’ fees) (“Losses”) incurred by such AP Indemnified Party in connection with, arising out of or as a result of (i) any material breach by the Authorized Participant of any provision of this Agreement that relates to such Authorized Participant; (ii) any representation provided by the Authorized Participant herein that is false or misleading or omits material information necessary to make the statement contained therein complete; (iii) any material failure on the part of the Authorized Participant to perform any of its obligations set forth in the Agreement; (iv) any material failure by the Authorized Participant to comply with applicable laws to the extent relating to its role as an authorized participant hereunder, including applicable rules and regulations of self-regulatory organizations (“SROs”), except the Authorized Participant shall not be required to indemnify an AP Indemnified Party to the extent that such failure was caused by the Authorized Participant’s strict adherence to instructions reasonably given or representations made by such AP Indemnified Party; (v)(1) any representation by the Authorized Participant about the Shares, any AP Indemnified Party, each Trust or any Fund that is not consistent with each Trust’s then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares, or (2) any untrue statement of a material fact or alleged untrue statement of a material fact contained in any research reports, Marketing Material or Communications described in Section 4 hereof or any omission of a material fact or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares, any AP Indemnified Party, each Trust or any Fund. The Authorized Participant and the Distributor understand and agree that each Trust as a third-party beneficiary to this Agreement is entitled and intends to proceed directly against the Authorized Participant in the event that the Authorized Participant fails to perform any of its obligations pursuant to this Agreement that benefit each Trust.

Exhibit (e)(2)

(b) The Distributor hereby agrees to indemnify and hold harmless the Authorized Participant and its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Distributor Indemnified Party”) from and against any Losses incurred by such Distributor Indemnified Party in connection with, arising out of or as a result of (i) any material breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any representation provided by the Distributor herein that is false or misleading or omits material information necessary to make the statement contained therein complete; (iii) any material failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iv) any material failure by the Distributor to comply with applicable laws to the extent relating to its role in connection with the creation and redemption of the Creation Units, including applicable rules and regulations of SROs, except the Distributor shall not be required to indemnify a Distributor Indemnified Party to the extent that such failure was caused by the Distributor’s strict adherence to instructions reasonably given or representations made by a Distributor Indemnified Party; or (v)(1) any representation by the Distributor about the Creation Units, any Distributor Indemnified Party, each Trust or any Fund that is not materially consistent with each Trust’s then-current Prospectus made in connection with the creation and redemption of Creation Units; or (2) any untrue statement of a material fact, alleged untrue statement of a material fact, omission of a material fact or alleged omission of a material fact contained in the Registration Statement of each Trust, Marketing Material or Communications furnished to the Authorized Participant by the Distributor or each Trust.

(c) This Section 12 shall not apply and a party shall not have an obligation to indemnify the other and its related indemnified persons to the extent that any Losses are directly caused by, incurred as a result of, or in connection with, any gross negligence, bad faith, or willful misconduct on the part of the party seeking to be indemnified. The term “affiliate” in this Section 12 shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.

(d) The applicable indemnifying party shall be entitled, at its option, to exercise sole control and authority over the defense and settlement of such action. The indemnifying party is not authorized to accept any settlement that does not provide the applicable indemnified party with a complete release or that imposes liability not covered by these indemnifications or places restrictions on the indemnified party or causes reputational harm to the indemnified party, in each case, without the prior written consent of the indemnified party.

13. LIMITATION OF LIABILITY.

(a) The parties undertake to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against any party.

(b) In the absence of bad faith, gross negligence or willful misconduct on its part, no party to this Agreement, excluding the Authorized Participant, whether acting directly or through agents or attorneys shall be liable for any action taken, suffered or omitted or for any error of judgment made by any of them in the performance of their duties hereunder.

Exhibit (e)(2)

(c) In no event shall a party to this Agreement be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall a party to this Agreement be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation. Further, the Distributor shall not be liable for any action or failure to take any action with respect to the voting matters set forth in Section 8 above.

(d) No party shall be responsible or liable for any failure or delay in the performance of their obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; pandemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.

(e) The Transfer Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own gross negligence, willful misconduct or bad faith.

(f) Tax Liability. To the extent any payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or any other similar tax or government charge applicable to the creation or redemption of any Creation Unit of Shares of any Fund made pursuant to this Agreement is imposed, the Authorized Participant shall be responsible for the payment of such tax or government charge regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent each Trust or the Distributor is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon. The Distributor agrees to use its best efforts to notify the Authorized Participant of all transfer taxes, sales or use taxes, stamp taxes, recording taxes, value added taxes or any other similar tax or government charge that the Authorized Participant may incur in the future in connection with the creation or redemption of any Creation Unit of Shares.

14. INFORMATION ABOUT FUND DEPOSITS.

The Distributor represents and the Authorized Participant acknowledges that the number and names of the designated portfolio of Deposit Securities to be included in the current Fund Deposit for each Fund will be made available by NSCC on each day that the Listing Exchange is open for trading and will also be made available on each such day through the facilities of the NSCC.

15. ACKNOWLEDGMENT.

The Authorized Participant acknowledges receipt of the Prospectus and represents that it has reviewed and understands such documents.

Exhibit (e)(2)

16. NOTICES.

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested, or by electronic mail or facsimile or similar means of same day delivery (with a confirming copy by mail). Unless otherwise notified in writing, all notices to each Trust shall be at the address, electronic mail address or telephone or facsimile numbers as follows:

New York Life Investments Active ETF Trust

New York Life Investments ETF Trust

51 Madison Avenue

New York, New York 10010

Attn: President

With a copy to:

New York Life Investments Active ETF Trust

New York Life Investments ETF Trust

51 Madison Avenue

New York, New York 10010

Attn: ETF Legal Team

contractnotice@NYLInvestments.com

All notices to the Authorized Participant, the Distributor and the Transfer Agent shall be directed to the address, electronic mail address, or telephone or facsimile numbers indicated below the signature line of such party.

17. EFFECTIVENESS, TERMINATION AND AMENDMENT.

(a) This Agreement shall become effective upon delivery to and execution by the Distributor. A “Business Day” shall mean any day the Listing Exchange is open for regular trading. This Agreement may be terminated at any time by any party upon sixty (60) calendar days’ prior written notice to the other parties and may be terminated earlier by each Trust or the Distributor at any time in the event of a breach by the Authorized Participant of any provision of this Agreement or the procedures described or incorporated herein. This Agreement may be terminated immediately by a party at such time as each Trust, the Distributor or the Authorized Participant becomes insolvent or becomes the subject of a bankruptcy proceeding or winding up. This Agreement supersedes any prior such agreement between or among the parties.

(b) This Agreement may be amended only by a written instrument executed by all the parties; provided, however, that (i) if an amendment to the Agreement is required in order to conform the Agreement to applicable law (including, without limitation, a change to the exemptive relief and/or adoption of a rule on which each Trust relies to operate as an exchange-traded fund), then the Distributor shall provide the Authorized Participant and the Transfer Agent with prompt notice of such amendment, and the next Creation Unit created by the Authorized Participant shall be deemed to constitute the Authorized Participant’s acceptance of such amendment; and (ii) any Annex to this Agreement may be amended upon written notification to the Authorized Participant if the Authorized Participant does not object in writing to the amended Annex within five (5) days after its receipt.

Exhibit (e)(2)

18. GOVERNING LAW; CONSENT TO JURISDICTION.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York located in the Borough of Manhattan and of the U.S. District Courts for the Southern District of New York and the appellate courts therefrom in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party’s address for purposes of notices hereunder. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

19. SUCCESSORS AND ASSIGNS.

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

20. ASSIGNMENT.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties, except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under this Agreement. The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change. Any purported assignment in violation of the provisions hereof shall be null and void.

21. INTERPRETATION.

The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

Exhibit (e)(2)

22. ENTIRE AGREEMENT.

This Agreement, along with any other agreement or instrument delivered pursuant to this Agreement, supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

23. SEVERANCE.

If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein, unless the Distributor determines in its discretion, after consulting with each Trust, that the provision of this Agreement that was held invalid, illegal or unenforceable does affect the validity, legality or enforceability of one or more other provisions of this Agreement, and that this Agreement should not be continued without the provision that was held invalid, illegal or unenforceable, and in that case, upon the Distributor’s notification of each Trust of such a determination, this Agreement shall immediately terminate and the Distributor will so notify the Authorized Participant immediately.

24. NO STRICT CONSTRUCTION.

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

25. SURVIVAL.

Sections 4 (Prospectus, Marketing Materials and Representations), 12 (Indemnification), 13 (Limitation of Liability) and 18 (Governing Law; Consent to Jurisdiction) hereof, as well as this Section 25, shall survive the termination of this Agreement.

26. OTHER USAGES.

The following usages shall apply in interpreting this Agreement: (i) references to a governmental or quasigovernmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; and (ii) “including” means “including, but not limited to.”

27. COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. A telecopied facsimile of an executed counterpart of this Agreement, or an electronically transmitted PDF copy of an executed counterpart of this Agreement, shall be sufficient to evidence the binding agreement of each party to the terms hereof.

Exhibit (e)(2)

(see next page for signatures)

Exhibit (e)(2)

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year written below.

DATED: ____________, 20_____

ALPS DISTRIBUTORS, INC.

By:
Title:
Address:	1290 Broadway, Suite 1000
Denver CO 80203
Telephone:	844-383-2577
Facsimile:	303-824-3320
Email:	apagreementsmailbox@sscinc.com

[NAME OF AUTHORIZED PARTICIPANT]

By:
Title:
Address:

Telephone:
Facsimile:

ACCEPTED BY: THE BANK OF NEW YORK mellon, AS TRANSFER AGENT

By:
Title:
Address:

Telephone:
Facsimile:

Exhibit (e)(2)

ANNEX I

AUTHORIZED PARTICIPANT AGREEMENT

NEW YORK LIFE INVESTMENTS ACTIVE ETF TRUST

NEW YORK LIFE INVESTMENTS ETF TRUST

NEW YORK LIFE INVESTMENTS ACTIVE ETF TRUST

NAME	TICKER
NYLI MacKay Muni Insured ETF	MMIN
NYLI MacKay Muni Intermediate ETF	MMIT
NYLI MacKay ESG Core Plus Bond ETF	ESGB
NYLI MacKay California Muni Intermediate ETF	MMCA
NYLI MacKay Securitized Income ETF	SECR
NYLI MacKay ESG High Income ETF	IQHI
NYLI Winslow Focused Large Cap Growth ETF	IWFG
NYLI Winslow Large Cap Growth ETF	IWLG
NYLI CBRE Real Assets ETF	IQRA

Exhibit (e)(2)

NEW YORK LIFE INVESTMENTS ETF TRUST

NAME	TICKER
NYLI Hedge Multi-Strategy Tracker ETF	QAI
NYLI Merger Arbitrage ETF	MNA
NYLI CBRE NextGen Real Estate ETF	ROOF
NYLI FTSE International Equity Currency Neutral ETF	HFXI
NYLI U.S. Small Cap ETF	CSML
NYLI 500 International ETF	IQIN
NYLI Candriam U.S. Large Cap Equity ETF	IQSU
NYLI Candriam International Equity ETF	IQSI
NYLI Healthy Hearts ETF	HART
NYLI Engender Equality ETF	EQUL
NYLI Cleaner Transport ETF	CLNR
NYLI Clean Oceans ETF	OCEN
NYLI Global Equity R&D Leaders ETF	WRND
NYLI US Large Cap R&D Leaders ETF	LRND
NYLI Candriam U.S. Mid Cap Equity ETF	IQSM

Exhibit (e)(2)

ANNEX II

AUTHORIZED PARTICIPANT AGREEMENT

NEW YORK LIFE INVESTMENTS ACTIVE ETF TRUST

NEW YORK LIFE INVESTMENTS ETF TRUST

PROCEDURES FOR PROCESSING

PURCHASE ORDERS AND REDEMPTION ORDERS

This Annex II to the Authorized Participant Agreement supplements the Prospectus with respect to the procedures to be used in processing (1) a Purchase Order for the purchase of Shares of New York Life Investments Active ETF Trust and New York Life Investments ETF Trust (each a “Trust”) in Creation Units of each Fund issued by each Trust and (2) a Redemption Order for the redemption of Shares of each Fund in Creation Units of each Fund. Capitalized terms, unless otherwise defined in this Annex II, have the meanings attributed to them in the Authorized Participant Agreement or the Prospectus.

An Authorized Participant is required to have signed the Authorized Participant Agreement. Upon acceptance of the Agreement and execution thereof by the Company and in connection with the initial Purchase Order submitted by the Authorized Participant, the Transfer Agent will assign a PIN to each Authorized Person authorized to act for an Authorized Participant. This will allow an Authorized Participant through its Authorized Person(s) to place a Purchase Order or Redemption Order with respect to the purchase or redemption of Creation Units of Shares of each Fund.

Exhibit (e)(2)

ANNEX II – Part A

AUTHORIZED PARTICIPANT AGREEMENT

NEW YORK LIFE INVESTMENTS ACTIVE ETF TRUST

NEW YORK LIFE INVESTMENTS ETF TRUST

TO PLACE A PURCHASE ORDER FOR

CREATION UNIT(S) OF SHARES OF ONE OR MORE FUNDS

1.	PLACING A PURCHASE ORDER.

The Authorized Participant (“AP”) submitting an order to create shall submit such orders containing the information required to the Transfer Agent either: (a) through the BNYM ETF Center Interface electronic order entry system (“BNYM Interface”), as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions of the Electronic Services Agreement incorporated herein by reference; or (b) by telephone to the Transfer Agent Representative followed up with the faxed order form according to the procedures set forth below. The order so transmitted (either orally and in writing, or electronic form) is hereinafter referred to as the “Submission” or the “Purchase Order” as applicable, and the Business Day on which a Submission is made is hereinafter referred to as the “Transmittal Date”. Notwithstanding the foregoing, each Trust may, but is not required to, permit an order consisting of a Custom Basket (“Custom Order”) until 4:00 p.m., Eastern time, or until the market close (in the event the Exchange closes early).

NOTE THAT WHEN THE TELEPHONIC METHOD OF SUBMITTING ORDERS IS USED, THE TELEPHONE CALL IN WHICH THE SUBMISSION NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER WILL ONLY BE PROCESSED UPON RECEIPT OF THE FAXED ORDER FORM SUBMISSION.

To begin a Purchase Order that is not submitted through the BNYM Interface, the Authorized Participant (“AP”) must telephone the BNYM ETF Order Desk Administrator at 844-545-1258 or such other number as BNYM designates in writing to the AP. This telephone call must be made by an Authorized Person of the AP and answered by the BNYM ETF Order Desk before the closing time of the regular trading session on the Listing Exchange, which is ordinarily 4:00 p.m. Eastern Standard Time (“Listing Exchange Closing Time or Order Cutoff Time”). Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN), the BNYM ETF Order Desk Administrator will request that the AP place the Purchase Order. To do so, the AP must provide the appropriate ticker symbols when referring to each Fund. After the AP has placed the Purchase Order, the BNYM ETF Order Desk Administrator will read the Purchase Order back to the AP. The AP then must affirm that the Purchase Order has been taken correctly by the BNYM ETF Order Desk Administrator. If the AP affirms that the Purchase Order has been taken correctly, the BNYM ETF Order Desk Administrator will issue a confirmation number to the AP, which completes the order. All orders may also be placed by the AP via the BNYM Interface by the times described above.

Exhibit (e)(2)

Purchase Orders for select funds T-1 (T minus 1) Next Day International Market Orders, are to be placed after the Listing Exchange Closing Time of 4:00 PM and before 5:30 PM Eastern Standard Time on any Business Day. For such Funds, the Order Cutoff Time will be 5:30 PM Eastern Standard Time. Such Purchase Orders, if accepted, will receive the next Business Days NAV per Creation Unit. The Transfer Agent’s telephone number for all T- l orders is 844-545-1261

PLEASE NOTE: A PURCHASE ORDER IS NOT COMPLETE UNTIL THE CONFIRMATION NUMBER IS ISSUED BY THE BNYM ETF ORDER DESK ADMINISTRATOR. WITH RESPECT TO EACH FUND, AN ORDER FOR FUND SHARES CAN NOT BE CANCELED BY THE AP AFTER THE LISTING EXCHANGE CLOSING TIME. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY THE AP SHOULD NOT HANG UP AND REDIAL. CALLS THAT ARE IN PROGRESS AT THE CUTOFF TIME ARE VALID AND THE ORDER WILL BE TAKEN. PLEASE NOTE THAT “IN PROGRESS” IS DEFINED AS AN AP ACTUALLY SPEAKING WITH A BNYM ETF ORDER DESK ADMINISTRATOR. CALLS THAT ARE PLACED BEFORE THE CUTOFF TIME THAT ARE IN THE HOLDING QUEUE AND UNANSWERED AT OR AFTER THE CUTOFF WILL BE VERBALLY DENIED. INCOMING CALLS THAT ARE RECEIVED AFTER THE CUTOFF TIME WILL NOT BE ANSWERED BY THE BNYM ETF ORDER DESK. ALL TELEPHONE CALLS WILL BE RECORDED.

2.	TRANSMISSION OF TRADE CONFIRMATION.

Subject to the conditions that a Purchase Order has been completed by the AP not later than the Order Cutoff Time and that the Distributor finds no cause to reject such Purchase Order for the reason(s) listed in Section 3 below, the Distributor will accept the Purchase Order on behalf of each Trust and will confirm in writing or electronically to the AP that its Purchase Order has been accepted within 45 minutes after the designated Order Cutoff Time on the Order Date (e.g., 4:45 PM ET or 6:15 PM ET, as appropriate).

Until such time as the Distributor confirms acceptance thereof, any Purchase Order remains subject to rejection by each Trust for any reason(s) listed in Section 3 below.

3.	REJECTING OR SUSPENDING PURCHASE ORDERS.

Each Trust and the Distributor reserve the absolute right to reject acceptance of a Purchase Order for the following reasons: (i) the order is not in proper form as determined by each Trust, the BNYM ETF Order Desk Administrator or the Distributor; (ii) subject to Section 4 of this Annex II - Part A, the portfolio of Deposit Securities (and/or cash in lieu of names that the AP is not able to deliver in physical form) delivered is not as specified by the Distributor, (iii) the investor(s), upon obtaining the Shares ordered, would own 80% or more of the currently outstanding Shares of such Fund; (iv) acceptance of the Deposit Securities would have certain adverse tax consequences to each Trust or any Fund; (v) the acceptance of the Fund Deposit would, in the opinion of counsel, be unlawful; or (vi) circumstances outside the control of Trust, the Distributor or the Transfer Agent make it impossible to process a Purchase Order. The Distributor shall notify the AP of a rejection of any Purchase Order. The Distributor and each Trust are under no duty, however, to give notification of any defects or irregularities in the delivery of Fund Deposits nor shall either of them incur any liability for the failure to give any such notification.

Exhibit (e)(2)

Each Trust acknowledges its agreement to return to the AP or any party for which it is acting any dividend, distribution or other corporate action paid to each Trust in respect of any Deposit Security that is transferred to each Trust that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the AP or any party for which it is acting.

4.	CONTRACTUAL SETTLEMENT.

(a)	Through the CNS Clearing Process:

(1)	Except as provided below, Deposit Securities of any Domestic Fund must be delivered through the NSCC to a DTC account maintained at the Custodian on or before the Domestic Contractual Settlement Date (defined below). The AP must also make available on or before the Contractual Settlement Date, by means satisfactory to each Trust, immediately available or same day funds estimated by each Trust to be sufficient to pay the Cash Component next determined after acceptance of the Purchase Order, together with the applicable purchase Transaction Fee. Any excess funds will be returned following settlement of the issue of the Creation Unit of Shares of each Trust. The “Contractual Settlement Date” is the earlier of: (i) the date upon which all of the required securities, any cash component and any other cash amounts which may be due are delivered to the Fund; and (ii) the settlement date of the Creation Unit. . Except as provided in the next two paragraphs, a Creation Unit of Shares of any Fund will be issued through the CNS system and the payment of the Cash Component and the purchase Transaction Fee through CNS in accordance with the terms, conditions and guarantees as set forth in CNS agreements to which the Custodian and AP have entered into.

(2)	Each Trust reserves the right to permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount) to be added to the Cash Component to replace any Deposit Security with respect to any Domestic Fund which may not be available in sufficient quantity for delivery or which may not be eligible for transfer through the CNS Clearing Process, or which may not be eligible for transfer through the systems of DTC and hence not eligible for transfer through the CNS Clearing Process (discussed below). Additional cost, if any, to acquire the omitted securities will be at the expense of the AP.

(3)	Any settlement outside the CNS Clearing Process is subject to additional requirements and fees as discussed in the Prospectus.

Exhibit (e)(2)

(b)	Outside the CNS Clearing Process:

(1)	Except as provided below, Deposit Securities must be delivered to an account maintained at the applicable local Subcustodian on or before the International Contractual Settlement Date (defined below). The AP must also make available on or before the International Contractual Settlement Date, by means satisfactory to each Trust, immediately available or same day funds estimated by each Trust to be sufficient to pay the Cash Component next determined after acceptance of the Purchase Order, together with the applicable purchase Transaction Fee (as described in the Prospectus). Any excess funds will be returned following settlement of the issue of the Creation Unit of Shares. The “International Contractual Settlement Date” with respect to each International Fund is the earlier of (i) the date upon which all of the required Deposit Securities, the Cash Component and any other cash amounts which may be due are delivered to each Trust or (ii) the latest day for settlement on the customary settlement cycle in the jurisdiction(s) where any of the securities of such International Fund are customarily traded.

(2)	Except as provided in the next two paragraphs, a Creation Unit of Shares in any International Fund will not be issued until the transfer of good title to each Trust of the portfolio of Deposit Securities and the payment of the Cash Component and the purchase Transaction Fee have been completed. When the Subcustodian confirms to the Custodian that the required securities included in the Fund Deposit (or, when permitted in the sole discretion of each Trust, the cash value thereof) have been delivered to the account of the relevant Subcustodian, the Custodian shall cause the delivery of the Creation Unit of Shares.

(3)	Each Trust may in its sole discretion permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount) to be added to the Cash Component to replace any Deposit Security which may not be available in sufficient quantity for delivery or for other similar reasons. If each Trust notifies the Distributor that a “cash in lieu” amount will be accepted, the Distributor will notify the AP and the Transfer Agent and the AP shall deliver, on behalf of itself or the party on whose behalf it is acting, the “cash in lieu” amount, with any appropriate adjustments as advised by each Trust which may include any difference between the actual cost to each Trust to acquire an omitted security and the value of the security had the security been delivered in kind. Additional amounts, if any, shall be included in the calculation of the Cash Component to be received, any excess amounts will be returned to the AP following settlement of the issue of the Creation Unit of Shares.

(4)	In the event that a Fund Deposit is incomplete on the settlement date for a Creation Unit of Shares because certain or all of the Deposit Securities are missing, each Trust may issue a Creation Unit of Shares notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Deposit Securities as soon as possible, which undertaking shall be secured by such the AP’s delivery and maintenance of collateral consisting of cash having a value at least equal to the percentage of the value of the missing Deposit Securities set forth in the Prospectus. The parties hereto agree that the delivery of such collateral shall be made in accordance with the Cash Collateral Settlement Procedures, which such procedures shall be provided to the AP by the Transfer Agent upon request. The parties hereto further agree that each Trust, acting in good faith, may purchase the missing Deposit Securities at any time and the AP agrees to accept liability for any shortfall between the cost to each Trust of purchasing such securities and the value of the collateral, which may be sold by each Trust at such time, and in such manner, as each Trust may determine in its sole discretion.

Exhibit (e)(2)

5.	CASH PURCHASES.

When, in the sole discretion of each Trust, cash purchases of Creation Units of Shares are available or specified for a Fund, such purchases shall be affected in essentially the same manner as in-kind purchases thereof. In the case of a cash purchase or where the cash equivalent value of one or more Deposit Securities is being deposited in lieu of such Deposit Security, the AP must pay the cash equivalent of the Deposit Securities it would otherwise be required to provide through an in-kind purchase, plus the same Cash Component required to be paid by an in-kind purchaser. In addition, to offset each Trust’s brokerage, transaction, and other costs associated with using the cash to purchase the requisite Deposit Securities, the AP may be required to pay and additional Transaction Fee or adjustment as advised by each Trust which may include any difference between the actual cost to each Trust to acquire the Deposit Securities and the value of the Deposit Securities had the Deposit Securities been delivered. Such Transaction Fees and additional amounts, if any, shall be included in the calculation of the Cash Component to be received. Any excess amounts will be returned to the AP following settlement of the issue of the Creation Unit of Shares

6.	CUSTOM BASKETS.

Each Trust has developed procedures for Creations and Redemptions using the standard baskets of Deposit Securities that differ from that published by NSCC as the then-existing portfolio basket for the Fund (a “Custom Basket”). In order for an AP to deliver or receive a Custom Basket to the Distributor or Transfer Agent and each Trust in connection with a purchase or redemption order rather than the standard basket of Deposit Securities published by NSCC together with the Cash Amount, any cash in lieu amounts and any other cash fees, the Distributor, the Funds’ investment adviser, or Trust must notify the AP that the Fund would like to effect the purchase or redemption through a Custom Basket and identify the contents of the Custom Basket on or prior to the time the AP calls with its Purchase Order and the AP must agree to deliver the Custom Basket in connection with the purchase. Prior to trade date, the Transfer Agent must notify NSCC of the Deposit Securities in the custom creation basket. In addition, the Adviser or Subadviser may construct additional Custom Baskets for a Fund directly with an AP without the involvement of the Fund’s administrator or publication of such Custom Basket to the NSCC or other APs and market participants.

Exhibit (e)(2)

7.	SHORT SETTLEMENT TRANSACTIONS.

With respect to short settlement transactions, as may be permitted for certain Funds from time to time, each Trust may assess a cash collateral buffer as a percentage of the total order value. The cash collateral buffer would be added to the Cash Component of the basket. On the Business Day following the trade date of a short settlement transaction, each Trust will calculate the true-up amount and either instruct a return wire to the Participant with all or a portion of the cash collateral or require additional funds from the Participant. Each Trust requires the true-up amount from the Participant to be paid same day.

Exhibit (e)(2)

ANNEX II -- PART B

TO

AUTHORIZED PARTICIPANT AGREEMENT

NEW YORK LIFE INVESTMENTS ACTIVE ETF TRUST

NEW YORK LIFE INVESTMENTS ETF TRUST

TO PLACE A REDEMPTION ORDER FOR

CREATION UNIT(S) OF SHARES OF ONE OR MORE FUNDS

1.	PLACING A REDEMPTION ORDER.

The Authorized Participant (“AP”) submitting an order to redeem shall submit such orders containing the information required to the Transfer Agent in the following manner: either: (a) through the BNYM ETF Center Interface electronic order entry system (“BNYM Interface”), as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions of the Electronic Services Agreement incorporated herein by reference; or (b) by telephone to the BNYM ETF Order Desk Administrator followed up with the faxed order form according to the procedures set forth below, incorporated herein by reference. The order so transmitted (either orally and in writing, or electronic form) is hereinafter referred to as the “Submission” or the “Redemption Order” as applicable, and the Business Day on which a Submission is made is hereinafter referred to as the “Transmittal Date”. Notwithstanding the foregoing, each Trust may, but is not required to, permit an order consisting of a Custom Basket (“Custom Order”) until 4:00 p.m., Eastern time, or until the market close (in the event the Exchange closes early).

NOTE THAT WHEN THE TELEPHONIC METHOD OF SUBMITTING ORDERS IS USED, THE TELEPHONE CALL IN WHICH THE SUBMISSION NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER WILL ONLY BE PROCESSED UPON RECEIPT OF THE FAXED ORDER FORM SUBMISSION.

Redemption Orders for Creation Units of Shares may be initiated only on days that the Listing Exchange is open for trading. Redemption Orders may only be made in whole Creation Units of shares of each Fund. To begin a Redemption Order, that is not submitted through the BNYM Interface, the AP must telephone the BNYM ETF Order Desk Administrator at 844-545-1258. This telephone call must be made by an Authorized Person of the AP and answered by THE BNYM ETF Order Desk before the closing time of the regular trading session on the Listing Exchange which is ordinarily 4:00p.m. Eastern Standard Time (“Listing Exchange Closing Time or Order Cutoff Time’). Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN), the BNYM ETF Order Desk Administrator will request that the AP place the Redemption Order. To do so, the AP must provide the appropriate ticker symbols when referring to a Fund. After the AP has placed the Redemption Order, the BNYM ETF Order Desk Administrator will read the Redemption Order back to the AP. The AP then must affirm that the Redemption Order has been taken correctly by the BNYM ETF Order Desk Administrator. If the AP affirms that the Redemption Order has been taken correctly, the BNYM ETF Order Desk Administrator will issue a confirmation number to the AP which completes the order. All orders may also be placed by the AP via the BNYM ETF Center Interface by the times described above

Exhibit (e)(2)

Redemption Orders for select funds (T-1 (T minus 1 )) Next Day International Market Orders, are to be placed after the Listing Exchange Closing Time of 4:00 PM and before 5:30 PM Eastern Standard Time on any Business Day. For such Funds, the Order Cutoff Time will be 5:30 PM Eastern Standard Time. Such Redemption Orders, if accepted, will receive the next Business Day’s NAV per Creation Unit. The Transfer Agent telephone number for all T-1 orders is 844-545-1261~~.~~

PLEASE NOTE: A REDEMPTION ORDER REQUEST IS NOT COMPLETE UNTIL THE CONFIRMATION NUMBER IS ISSUED BY THE BNYM ETF ORDER DESK ADMINISTRATOR. WITH RESPECT TO EACH FUND, AN ORDER FOR FUND SHARES CANNOT BE CANCELED BY THE AP AFTER THE LISTING EXCHANGE CLOSING TIME. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY, THE AP SHOULD NOT HANG UP AND REDIAL. CALLS THAT ARE IN PROGRESS AT THE CUTOFF TIME ARE VALID AND THE ORDER WILL BE TAKEN. PLEASE NOTE THAT “IN PROGRESS” IS DEFINED AS AN AP ACTUALLY SPEAKING WITH A BNYM ETF ORDER DESK ADMINISTRATOR. CALLS THAT ARE PLACED BEFORE THE CUTOFF TIME THAT ARE IN THE HOLDING QUEUE AND UNANSWERED BY STAFF AT OR AFTER THE CUTOFF TIME, WILL BE VERBALLY DENIED. INCOMING CALLS THAT ARE RECEIVED AFTER THE CUTOFF TIME WILL NOT BE ANSWERED BY THE BNYM ETF ORDER DESK. ALL TELEPHONE CALLS WI LL BE RECORDED.

2.	TRANSMISSION OF TRADE CONFIRMATION.

Subject to the condition that a Redemption Order has been completed by the AP not later than the Order Cutoff Time, the Transfer Agent will accept the Redemption Order on behalf of each Trust and will confirm in writing to the AP that its Redemption Order has been accepted within 45 minutes after the designated Order Cutoff Time on the Business Day that the Redemption Order is received (e.g., 4:45 PM ET or 6:15 PM ET, as appropriate). The Transfer Agent signs the approved written Redemption Order (indicating the time of its signature) and sends it to the AP.

Exhibit (e)(2)

3.	REJECTING OR SUSPENDING REDEMPTION ORDERS.

The right of redemption may be suspended or the date of payment postponed with respect to a Fund: (i) for any period during which the Listing Exchange is closed (other than customary weekend and holiday closings); (ii) for any period during which trading on the Listing Exchange is suspended or restricted; (iii) for any period during which an emergency exists as a result of which disposal of the shares of such Fund or determination of such Fund’s NAV is not reasonably practicable; or (iv) in such other circumstances as permitted by the SEC.

4.	TAKING DELIVERY OF DEPOSIT SECURITIES.

The Deposit Securities constituting in-kind redemption proceeds will be delivered to the appropriate account, which must be indicated in the AP’s Standing Redemption Instructions. An Authorized Person of the AP may amend the AP’s Standing Redemption Instructions from time to time by writing to the BNYM ETF Order Desk Administrator and each Trust in a form approved by each Trust. A redeeming Beneficial Owner or the AP acting on behalf of such Beneficial Owner must maintain an appropriate securities broker-dealer, bank or other custody arrangements to which account such Deposit Securities will be delivered. Redemptions of Shares for Deposit Securities will be subject to compliance with applicable U.S. federal and state securities laws.

5.	CONTRACTUAL SETTLEMENT.

(a)	Through the CNS Clearing Process:

(1)       Except as provided below, the Shares of any Domestic Fund must be delivered through the NSCC to a DTC account maintained at the applicable custodian of any Domestic Fund on or before the Domestic Contractual Settlement Date (defined below). Each Trust will make available on the Domestic Contractual Settlement Date the Cash Component next determined after acceptance of the Redemption Order, less the applicable Transaction Fee. TThe “Contractual Settlement Date” is the earlier of: (i) the date upon which all of the required securities, any cash component and any other cash amounts which may be due are delivered to the Fund; and (ii) the settlement date of the Creation Unit. . Except as provided in the next two paragraphs, the Deposit Securities representing Creation Units of Shares and any cash component will be delivered concurrently with the transfer of good title to each Trust of the required number of Shares through the NSCC’s Continuous Net Settlement (CNS) system and the delivery of the Cash Component less the Transaction Fee through CNS.

(2)       Each Trust reserves the right to permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount) to be added to the Cash Component to replace any Deposit Security with respect to a Fund which may not be available in sufficient quantity for delivery or which may not be eligible for transfer through the CNS Clearing Process, or which may not be eligible for transfer through the systems of DTC and hence not eligible for transfer through the CNS Clearing Process (discussed below) and will be at the expense of the Fund and will affect the value of all Shares of such Fund; but each Trust, subject to the approval of the Board, may adjust the Transaction Fee within the parameters described below to protect ongoing shareholders. Any settlement outside the CNS Clearing Process is subject to additional requirements and fees as discussed in the Prospectus.

Exhibit (e)(2)

(3)        In the event that the number of Shares is insufficient on the settlement date for Creation Unit(s) of Shares, each Trust may deliver the Deposit Securities notwithstanding such deficiency in reliance on the AP’s undertaking to deliver the missing Shares as soon as possible, which undertaking shall be secured by such AP’s delivery and maintenance of collateral consisting of cash having a value at least equal to the percentage of the value of the missing Deposit Securities set forth in the Prospectus. The parties hereto agree that the delivery of such collateral shall be made in accordance with the Cash Collateral Settlement Procedures, which such procedures shall be provided to the AP by the BNYM ETF Order Desk Administrator upon request. The parties hereto further agree that each Trust, acting in good faith, may purchase the missing Shares at any time and the AP agrees to accept liability for any shortfall between the cost to each Trust of purchasing such Shares and the value of the collateral, which may be sold by each Trust at such time, and in such manner, as each Trust may determine in its sole discretion.

(b)	Outside the CNS Clearing Process:

(1)       Except as provided below, the Shares must be delivered to an account maintained at the Custodian on or before the Business Day immediately following the date on which the NAV of the redemption was calculated. Each Trust will also make available on the International Contractual Settlement Date, immediately available or same day funds sufficient to pay the Cash Component next determined after acceptance of the Redemption Order, less the applicable Transaction Fee (as described in the Prospectus). The “International Contractual Settlement Date” of an International Fund is the earlier of (i) the date upon which all of the Deposit Securities are delivered to the AP or (ii) the latest day for settlement on the customary settlement cycle in the jurisdiction(s) where the any of the securities of such International Fund are customarily traded.

(2)       Deliveries of redemption proceeds by a Fund generally will be made within three (3) Business Days. Due to the schedule of holidays in certain countries, however, the delivery of in-kind Deposit Securities of International Funds may take longer than three Business Days after the day on which the Redemption Order is placed.

(3)       Except as provided in the next two paragraphs, the Deposit Securities will not be delivered until the transfer of good title to each Trust of the required Creation Unit(s) of Shares has been completed. When the Custodian confirms that the required Shares or, when permitted in the sole discretion of each Trust, the cash collateral has been received by the account, the Custodian will cause the delivery of the Deposit Securities.

(4)       Each Trust may in its sole discretion permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount) to be added to the Cash Component to replace any Deposit Security which may not be available in sufficient quantity for delivery or for other similar reasons. If each Trust notifies the Distributor that a “cash in lieu” amount will be delivered, the Distributor will notify the AP and the AP shall receive the “cash in lieu” amount, with any appropriate adjustments as advised by each Trust. The AP may also elect to replace any Deposit Securities with a “cash in lieu” amount to the extent that the AP is not authorized to purchase the particular Deposit Securities from the Fund or is not able to sell the particular Deposit Securities in the secondary market, consistent with restrictions in applicable law or the AP’s internal policies and procedures.

Exhibit (e)(2)

(5)       In the event that the number of Shares is insufficient on the settlement date for Creation Unit(s) of Shares (Order Date +1), each Trust may deliver the Deposit Securities notwithstanding such deficiency in reliance on the AP’s undertaking to deliver the missing Shares as soon as possible, which undertaking shall be secured by such AP’s delivery on Order Date +1 and subsequent maintenance of collateral consisting of cash having a value at least equal to the percentage of the value of the missing Deposit Securities set forth in the Prospectus. The parties hereto agree that the delivery of such collateral shall be made in accordance with the Cash Collateral Settlement Procedures, which such procedures shall be provided to the AP by the BNYM ETF Order Desk Administrator upon request. The parties hereto further agree that each Trust, acting in good faith, may purchase the missing Shares at any time and the AP agrees to accept liability for any shortfall between the cost to each Trust of purchasing such Shares and the value of the collateral, which may be sold by each Trust at such time, and in such manner, as each Trust may determine in its sole discretion.

6.	CASH REDEMPTIONS.

In the event that, in the sole discretion of each Trust, cash redemptions are permitted or required by each Trust, proceeds will be paid to the AP redeeming Shares on behalf of the redeeming investor as soon as practicable after the date of redemption.

7.	CUSTOM BASKETS.

Each Trust has developed procedures for Creations and Redemptions using the standard baskets of Deposit Securities that differ from that published by NSCC as the then-existing portfolio basket for the Fund (a “Custom Basket”). In order for an AP to deliver or receive a Custom Basket to the Distributor or Transfer Agent and each Trust in connection with a purchase or redemption order rather than the standard basket of Deposit Securities published by NSCC together with the Cash Amount, any cash in lieu amounts and any other cash fees, the Distributor, the Funds’ investment adviser, or Trust must notify the AP that the Fund would like to effect the purchase or redemption through a Custom Basket and identify the contents of the Custom Basket on or prior to the time the AP calls with its Purchase Order and the AP must agree to deliver the Custom Basket in connection with the purchase. Prior to trade date, the Transfer Agent must notify NSCC of the Deposit Securities in the custom creation basket. In addition, the Adviser or Subadviser may construct additional Custom Baskets for a Fund directly with an AP without the involvement of the Fund’s administrator or publication of such Custom Basket to the NSCC or other APs and market participants.

Exhibit (e)(2)

8.	STANDING REDEMPTION INSTRUCTIONS.

Annex IV hereto contains the AP’s Standing Redemption Instructions, which include information identifying the account(s) into which Deposit Securities of each Fund and any other redemption proceeds should be delivered by each Trust pursuant to a Redemption Order.

9.	SHORT SETTLEMENT TRANSACTIONS.

With respect to short settlement transactions, as may be permitted for certain Funds from time to time, each Trust may assess a cash collateral buffer as a percentage of the total order value. The cash collateral buffer would be added to the Cash Component of the basket. On the Business Day following the trade date of a short settlement transaction, each Trust will calculate the true-up amount and either instruct a return wire to the Participant with all or a portion of the cash collateral or require additional funds from the Participant. Each Trust requires the true-up amount from the Participant to be paid same day.

Exhibit (e)(2)

Each Trusteach TrustANNEX III

AUTHORIZED PARTICIPANT AGREEMENT

NEW YORK LIFE INVESTMENTS ACTIVE ETF TRUST

NEW YORK LIFE INVESTMENTS ETF TRUST

FORM OF CERTIFIED AUTHORIZED PERSONS OF THE AP

The following are the names, titles and signatures of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by this Agreement or any other notice, request or instruction on behalf of the AP pursuant to this Agreement.

Participant Name	NSCC #

NAME	SIGNATURE (digital is acceptable	TITLE	TELEPHONE NUMBER	E-MAIL ADDRESS

The undersigned does hereby certify that the persons listed above have been duly elected to the offices set forth next to their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons of this institution in its capacity as an AP.

By:

Name:

Title:

Date:

Exhibit (e)(2)

ANNEX IV

AUTHORIZED PARTICIPANT AGREEMENT

NEW YORK LIFE INVESTMENTSACTIVE ETF TRUST

NEW YORK LIFE INVESTMENTS ETF TRUST

THE AP ACCOUNTS

FOR DELIVERY OF DEPOSIT SECURITIES

The accounts into which the ___________ Funds, Inc. should deposit the securities constituting the Deposit Securities of each Fund upon redemption by the AP are set forth below:

Name of AP:
Account Name:
Account Number:
Other Reference Number:

Exhibit (e)(2)

ANNEX V

ORDER ENTRY SYSTEM TERMS AND CONDITIONS

This Annex shall govern use by Authorized Participant of the electronic order entry system for placing Purchase Orders and Redemption Orders for Shares (the “System”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Authorized Participant Agreement (the “AP Agreement”). In the event of any conflict between the terms of this Annex V and the main body of the AP Agreement with respect to the placing of Purchase Orders and Redemption Orders, the terms of this Annex V shall control.

1.       (a) Authorized Participant shall provide to the Transfer Agent a duly executed authorization letter, in a form satisfactory to Transfer Agent, identifying those Authorized Persons who will access the System. Authorized Participant shall notify the Transfer Agent in writing in the event that any person’s status as an Authorized Person is revoked or terminated as soon as possible, in order to give the Transfer Agent a reasonable opportunity to terminate such Authorized Person’s access to the System.

(b) It is understood and agreed that each Authorized Person shall be designated as an authorized user of Authorized Participant for the purpose of the AP Agreement. Upon termination of the AP Agreement, the Authorized Participant’s and each Authorized Person’s access rights with respect to System shall be immediately revoked.

2.       Transfer Agent grants to Authorized Participant a personal, nontransferable and nonexclusive license to use the System solely for the purpose of transmitting Purchase Orders and Redemption Orders and otherwise communicating with Transfer Agent in connection with the same. Authorized Participant shall use the System solely for its own internal and proper business purposes. Except as set forth herein, no license or right of any kind is granted to Authorized Participant with respect to the System. Authorized Participant acknowledges that Transfer Agent and its suppliers retain and have title and exclusive proprietary rights to the System. Authorized Participant further acknowledges that all or a part of the System may be copyrighted or trademarked (or a registration or claim made therefor) by Transfer Agent or its suppliers. Authorized Participant shall not take any action with respect to the System inconsistent with the foregoing acknowledgments. Authorized Participant may not copy, distribute, sell, lease or provide, directly or indirectly, the System or any portion thereof to any other person or entity without Transfer Agent’s prior written consent. Authorized Participant may not remove any statutory copyright notice or other notice included in the System. Authorized Participant shall reproduce any such notice on any reproduction of any portion of the System and shall add any statutory copyright notice or other notice upon Transfer Agent’s request.

2.       (a) Authorized Participant acknowledges that any user manuals or other documentation (whether in hard copy or electronic form) (collectively, the “Material”), which is delivered or made available to Authorized Participant regarding the System is the exclusive and confidential property of Transfer Agent. Authorized Participant shall keep the Material confidential by using the same care and discretion that Authorized Participant uses with respect to its own confidential property and trade secrets, but in no event less than reasonable care. Authorized Participant may make such copies of the Material as is reasonably necessary for Authorized Participant to use the System and shall reproduce Transfer Agent’s proprietary markings on any such copy. The foregoing shall not in any way be deemed to affect the copyright status of any of the Material which may be copyrighted and shall apply to all Material whether or not copyrighted. TRANSFER AGENT AND ITS SUPPLIERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE MATERIAL OR ANY PRODUCT OR SERVICE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Exhibit (e)(2)

(b) Upon termination of the Agreement for any reason, Authorized Participant shall return to Transfer Agent all copies of the Material which is in Authorized Participant’s possession or under its control.

3.       Authorized Participant agrees that it shall have sole responsibility for maintaining adequate security and control of the user IDs, passwords and codes for access to the System, which shall not be disclosed to any third party without the prior written consent of Transfer Agent. Transfer Agent shall be entitled to rely on the information received by it from the Authorized Participant and Transfer Agent may assume that all such information was transmitted by or on behalf of an Authorized Person regardless of by whom it was actually transmitted.

4.       Transfer Agent shall have no liability in connection with the use of the System, the access granted to the Authorized Participant and its Authorized Persons hereunder, or any transaction effected or attempted to be effected by the Authorized Participant hereunder, except for damages incurred by the Authorized Participant as a direct result of Transfer Agent’s gross negligence or willful misconduct. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS HEREBY AGREED THAT IN NO EVENT SHALL TRANSFER AGENT OR ANY MANUFACTURER OR SUPPLIER OF EQUIPMENT, SOFTWARE OR SERVICES BE RESPONSIBLE OR LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHICH THE AUTHORIZED PARTICIPANT MAY INCUR OR EXPERIENCE BY REASON OF ITS HAVING ENTERED INTO OR RELIED ON THIS AGREEMENT, OR IN CONNECTION WITH THE ACCESS GRANTED TO AUTHORIZED PARTICIPANT HEREUNDER, OR ANY TRANSACTION EFFECTED OR ATTEMPTED TO BE EFFECTED BY AUTHORIZED PARTICIPANT HEREUNDER, EVEN IF TRANSFER AGENT OR SUCH MANUFACTURER OR SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, NOR SHALL TRANSFER AGENT OR ANY SUCH MANUFACTURER OR SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND SUCH PERSON’S REASONABLE CONTROL.

5.       Transfer Agent reserves the right to revoke Authorized Participant’s access to the System immediately and without notice upon any breach by the Authorized Participant of the terms and conditions of this Annex V.

6.       Transfer Agent shall acknowledge through the System its receipt of each Purchase Order or Redemption Order communicated through the System, and in the absence of such acknowledgment Transfer Agent shall not be liable for any failure to act in accordance with such orders and Authorized Participant may not claim that such Purchase Order or Redemption Order was received by Transfer Agent. Transfer Agent may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by Transfer Agent in sufficient time for Transfer Agent to act upon, or in accordance with such instructions or communications.

Exhibit (e)(2)

7.       Authorized Participant agrees to use reasonable efforts to prevent the transmission through the System of any software or file which contains any viruses, worms, harmful component or corrupted data and agrees not to use any device, software, or routine to interfere or attempt to interfere with the proper working of the Systems.

8.       Authorized Participant acknowledges and agrees that encryption may not be available for every communication through the System, or for all data. Authorized Participant agrees that Transfer Agent may deactivate any encryption features at any time, without notice or liability to Authorized Participant, for the purpose of maintaining, repairing or troubleshooting its systems.